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                                                                     EXHIBIT 5.1

                            OPINION OF ALSTON & BIRD

                                                                   July 12, 1996

Longhorn Steaks, Inc.
Building 200
8215 Roswell Road
Atlanta, Georgia 30350

  Re: Registration Statement on Form S-4 Covering a Maximum of 2,393,683 Shares of Common Stock

Ladies and Gentlemen:

     This opinion is being rendered in connection with (i) the proposed merger of Whip Merger Corporation ("WMC"), a subsidiary of Longhorn Steaks, Inc. ("LSI") with and into Bugaboo Creek Steak House, Inc. ("BCS"), (ii) the proposed merger of four companies related to BCS, the WPC Merger Parties, with and into Whip Pooling Corporation ("WPC"), a subsidiary of LSI, and (iii) the proposed purchase by WPC of a parcel of real estate from the WPC Purchase Parties, parties also related to BCS, in which LSI will issue up to 2,393,683 shares of its no par value common stock (the "Shares"), upon the terms and conditions set forth in the Merger Agreements and described in its Registration Statement on Form S-4 (the "Registration Statement"), as filed on July 12, 1996 by LSI with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     As counsel for LSI, we have examined such corporate records and documents as we have deemed relevant and necessary as the basis for this opinion, and we are familiar with the actions taken by LSI in connection with the authorization, registration, issuance and sale of the Shares.

     Based upon the foregoing, it is our opinion that the Shares, upon their issuance in accordance with the terms and conditions set forth in the Merger Agreements, will be duly authorized and validly issued, fully paid and non-assessable under the Georgia Business Corporation Code as in effect on this date.

     Unless otherwise defined herein, all terms defined in the Registration Statement have the meanings ascribed to them in the Registration Statement.

                                          Very truly yours,

                                          ALSTON & BIRD

                                          By:     /s/  WILLIAM H. AVERY
                                            ------------------------------------
                                                      William H. Avery